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                                                                    Exhibit 10.1


                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of October 4, 2005, is made and entered into to amend the Amended and Restated Employment Agreement, dated effective May 17, 2002 (the "Employment Agreement"), by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Michael L. DeMarco, an individual resident of the State of New Jersey (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

         1. Amendment. The Employment Agreement shall be amended as provided in this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

         2. Term. Section 2 of the Employment Agreement is hereby amended to provide as follows:

                  "2. Term. Unless terminated at an earlier date in accordance with Section 8, the term of the Executive's employment hereunder shall be for a period ending on May 17, 2008. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 180 days prior to the end of the initial term or any extension. Notwithstanding the foregoing, the terms of Sections 5 (Confidential Information), 7 (Non-Competition), 8 (Termination) and 9 (Miscellaneous) shall survive the expiration or termination of this Agreement (whether such expiration or termination occurs as a result of the expiration of the term as provided herein, by mutual agreement, as a result of the Executive's resignation, termination by the Company with or without Cause (as defined below), or any other reason), and continue in full force and effect in accordance with their terms."

         3. Non-Competition.

                  (a) Section 7.01 of the Employment Agreement is hereby amended to provide as follows:

                  "7.01 During the term of the Executive's employment by the Company and for one year following termination of his employment, he shall not, directly or indirectly, engage in competition with the Company or any of its Affiliates in any manner or


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         capacity (e.g., as an adviser, consultant, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business which the Company or any of its Affiliates is actively pursuing at the time the Executive's employment is terminated."

                  (b) Section 7.06 of the Employment Agreement is hereby amended to provide as follows:

                  "7.06 Except as set forth in sections 8.01 or 8.02, during the period when the noncompetition covenant contained in Section 7.01 is effect following the termination of the Executive's employment by the Company, the Company shall pay to the Executive, as consideration for such covenant, an amount equal to 60% of the Executive's annual base salary at the time of termination of employment, which amount shall be payable to the Executive on a monthly basis in advance. However, if the Executive becomes employed with another corporation or entity or as a sole proprietor during the term of his noncompetition covenant which follows the termination of the Executive's employment by the Company, the Company shall only be obligated to pay to the Executive, as consideration for such covenant, an amount equal to 30% of the Executive's annual base salary at the time of termination of employment, which amount shall be payable to the Executive on a monthly basis. In either case, the Company may, upon 30 days written notice to the Executive, terminate its obligation to make such payments to the Executive and, in such event, this noncompetition covenant shall terminate as of the end of such 30-day period.

                  (c) Section 7.07 of the Employment Agreement is hereby amended to provide as follows:

                  "7.07 Ownership by the Executive, as a passive investment, of less than 5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this
         Section 7."

         4. Miscellaneous.

                  4.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to New Jersey's conflicts of law rules.

                  4.02 Prior Agreements. This Agreement and the Employment Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  4.03 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed and delivered by the parties hereto.


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                  4.04 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  4.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

                  4.06 Counterparts. This Agreement may be signed in counterparts, each of which, when executed and delivered, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                      THE PEOPLES PUBLISHING GROUP, INC.

                                      By:  /s/ Brian T. Beckwith
                                           -------------------------------------
                                           Brian T. Beckwith
                                      Its: Chief Executive Officer and President


                                      /s/ Michael L. DeMarco
                                      ------------------------------------------
                                      Michael L. DeMarco


ACCEPTED AND AGREED TO
This 4th day of October, 2005.

PEOPLES EDUCATIONAL HOLDINGS, INC.


By:    /s/ Brian T. Beckwith
    -----------------------------------------
       Brian T. Beckwith
Its:   President and Chief Executive Officer



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